UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 27, 2019

Date of report (Date of earliest event reported)

Nuvera Communications, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

New Ulm Telecom, Inc.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Glenn Zerbe as Company Chief Executive Officer

On August 27, 2017, Nuvera Communications, Inc. (the “Company” or “Nuvera”) announced that its Board of Directors had appointed Glenn Zerbe as the Company’s Chief Executive Officer, effective September 3, 2019.

Mr. Zerbe, aged 54, most recently served as Vice President of Sales for Frontier Communications Corporation until March 2019, where he held positions of increasing responsibility since joining Frontier in 2011. Prior to his employment with Frontier, Mr. Zerbe had more than 20 years of sales, marketing and management experience in the communications industry, with companies such as Spanlink, Cisco Systems, SBC, AT&T and IBM.

The key terms of Mr. Zerbe’s appointment as are follows.

1. Salary and Incentive Compensation.

▪    Base Salary.

Mr. Zerbe will be paid an annual salary of $255,000 annually, less all legally required and authorized deductions and withholdings, paid in accordance with Nuvera’s normal payroll policies and procedures.  This base salary will be reviewed annually.

▪    Short-Term Incentive Compensation.

Mr. Zerbe will be eligible for an annual short-term incentive compensation of 35% of base salary at target performance, payable pursuant to the Nuvera Communications, Inc. Management Incentive Plan.  A portion of the short-term incentive compensation, if earned, will be payable in Nuvera stock. The specific performance criteria will be determined by the Compensation Committee and approved by the Board of Directors early in each calendar year, and Mr. Zerbe must be employed through the end of the respective calendar year to be paid.

▪    Long-Term Incentive Compensation.

For 2019, Mr. Zerbe will be receive a long-term incentive compensation equal to 45% of his actual base salary earned in 2019, awarded in the form of restricted stock units (RSUs) equal in value to the percentage based on the stock price on the date of grant, which will vest if he is employed with Nuvera on December 31, 2022, without any performance criteria applied. These RSUs will be issued in accordance with the terms of the Nuvera Communications, Inc. 2017 Omnibus Stock Plan administered by the Compensation Committee and the terms of the award agreement.

Beginning in 2020, Mr. Zerbe will be eligible to receive annually a long-term incentive compensation of 45% of base salary, awarded as RSUs equal in value to the percentage based on the stock price on the date of grant, to be earned over a period of three years.  One third of the RSUs (15% of base salary) will be time-based and earned if Mr. Zerbe is employed at the end of the three-year period without any performance criteria applied.  Two thirds of the RSUs (30% of base salary) will be based upon achievement at target of performance criteria to be established by the Compensation Committee at the beginning of the performance period and earned if Mr. Zerbe is employed with Nuvera at the end of the three-year period and the performance criteria have been met. The threshold performance-based award will be 50% of target and the maximum 150% of target RSUs.

2. Change in Control.

If, within twelve months of a Change in Control, Mr. Zerbe’s employment is terminated by Nuvera without cause, other than due to disability or death, or if he resigns for good reason, Nuvera will pay him a lump sum award equal to twenty-four months of base salary, subject to a standard signed release of claims. Definitions of Cause, Good Reason and Change in Control are contained in the Change in Control Agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K.

3. Other Benefits

Mr. Zerbe will be entitled to participate in Nuvera’s standard employee benefit plans, subject to the eligibility terms of these plans.

4. Relocation Bonus

Mr. Zerbe is expected to purchase a home in and relocate his residence to New Ulm, Minnesota no later than March 31, 2020. Nuvera will pay Mr. Zerbe a cash bonus of $45,000 to aid in the relocation, with $22,500 payable upon his first day of employment and the remainder of $22,500 upon the date he purchases a home and move his family into the home. If he does not purchase a home and move in by March 31, 2020, or his employment ends before that date, he will forfeit the Relocation Bonus, and must immediately repay the initial bonus immediately, which Nuvera may withhold out of any other payments due to him.

5. Additional Terms; Noncompetition and Nonsolicitation; Confidentiality and Assignment of Inventions.

As a condition of his employment, Mr. Zerbe will be required to enter into a noncompetition and nonsolicitation of customers, vendors and employees during employment and for a period of 12 months following termination of his employment for any reason.  He will also be required to enter into a Confidentiality and Assignment of Inventions agreement in the form currently used by Nuvera for its employees.

Bill Otis Transition and Retirement Agreement

On August 27, 2019, the Company also entered into a Transitional and Retirement Agreement (“Transitional Agreement”) with its current CEO Bill Otis. Under the Transitional Agreement, on the first day of Mr. Zerbe’s employment, Mr. Otis will resign as CEO and all other positions within the Company, other than as a Director.  As discussed in more detail below, Mr. Otis will remain an employee with the title of Special Advisor to the Board and entitled to all employee benefits until his retirement on December 31, 2019.  Mr. Otis’s employment agreement will continue to govern until December 31, 2019 except for:

▪    His change in position from CEO and retirement on December 31, 2019 will not trigger severance under his employment agreement;

▪    His transition pay of $310,000 annualized will replace his Base Salary; and

▪    The provisions on Confidentiality and Indemnification will continue until age 65 and his Noncompete will extend until 12 months after he attains age 65.

Upon Mr. Otis’s actual retirement on December 31, 2019:

▪    Mr. Otis will be paid his accrued PTO up to 10 weeks and 50% of accrued sick leave per Nuvera policy;

▪    All his 2018 and 2019 time-vested RSUs will vest 100%;

▪    All his outstanding 2018 and 2019 performance based RSUs will vest pro-rata based on target performance;

▪    His 2017 RSUs and 2019 Management Bonus will be paid pursuant to their terms; and

▪    Mr. Otis will retain his computer and laptop and may purchase his auto at book value.

For the period after his retirement until Mr. Otis he reaches age 65:

▪    His transition pay of $310,000 annualized will continue;

▪    Nuvera will continue to pay its portion of health insurance premiums until age 65 either pre-tax under COBRA continuation for the first 18 months or as a taxable benefit after COBRA ends.

▪    Upon a Change in Control, all remaining payments will accelerate and be paid in a lump sum; and

▪    Payments cease if Mr. Otis violates the Noncompete or Confidentiality or upon his death.

In addition, under the Transitional Agreement, Mr. Otis agreed he will not engage with others to attempt to replace the Board or acquire additional stock in Nuvera, other than to privately advocate to serve as a director after his term expires at age 65.

Stay Bonus Agreements for Chief Operating Officer Barbara Bornhoft and Chief Financial Officer Curtis Kawlewski

On August 27, 2019, the Company also entered into Stay Bonus Agreements with its current Chief Operating Officer Barbara Bornhoft and its current Chief Financial Officer Curtis Kawlewski.  Under their respective Stay Bonus Agreements, each Executive will receive lump sum payment of $100,000 if the Executive remains employed with Nuvera on the first anniversary of Mr. Zerbe commencement date.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Name
10.1	August 27, 2019 Nuvera Communications, Inc. Offer letter to Glenn Zerbe.
10.2	Nuvera Communications, Inc. Change in Control Agreement with Glenn Zerbe
10.3	Transitional Retirement Agreement dated August 27, 2019 between Nuvera Communications, Inc. and Bill Otis
10.4	Stay Bonus Agreement dated August 27, 2019 between Nuvera Communications, Inc. and Barbara Bornhoft
10.5	Stay Bonus Agreement dated August 27, 2019 between Nuvera Communications, Inc. and Curtis Kawlewski
99.1	August 27, 2019 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvera Communications, Inc.

Date: August 27, 2019	By:	/s/Bill D. Otis
Bill D. Otis
President and Chief Executive Officer